Filed with the Securities and Exchange Commission on December 18, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trina Solar Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 2 Xin Yuan Yi Road

Electronics Park, New District

Changzhou, Jiangsu 213031

People’s Republic of China

(86 519) 548 2008

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang John A. Otoshi Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2522-7886	Chris K.H. Lin Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road, Central Hong Kong (852) 2514-7600

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-139144

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Ordinary shares, par value $0.00001 per ordinary share	$18,300,000	$1,958

(1)	Includes (i) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purposes of sales outside of the United States.
(2)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333- 139161). Each American depositary share represents 100 ordinary shares.
(3)	Calculated in accordance with Rule 457(o) to account for the increase above the maximum aggregate offering price of $94,550,00 previously registered pursuant to the Registrant’s registration statement on Form F-1 (Registration No. 333-139144).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-139144) filed by Trina Solar Limited with the Securities and Exchange Commission (the “Commission”) on December 6, 2006, as amended on December 7, 2006, December 13, 2006, December 15, 2006 and December 18, 2006, which was declared effective by the Commission on December 18, 2006, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Changzhou, People’s Republic of China, on December 18, 2006.

TRINA SOLAR LIMITED

By:	/s/ Jifan Gao

Name:	Jifan Gao
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jifan Gao Name: Jifan Gao	Chairman and Chief Executive Officer (principal executive officer)	December 18, 2006

/s/ Sean Shao Name: Sean Shao	Chief Financial Officer (principal financial and accounting officer)	December 18, 2006

/s/ * Name: Sven M. Hansen	Director	December 18, 2006

/s/ * Name: Canfang Liu	Director	December 18, 2006

/s/ * Name: Liping Qiu	Director	December 18, 2006

/s/ * Name: Jianwei Shi	Director	December 18, 2006

/s/ Jerome Corcoran Name: Jerome Corcoran	Director	December 18, 2006

/s/ Peter Mak Name: Peter Mak	Director	December 18, 2006

/s/ * Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	U.S. Representative	December 18, 2006

*By: /s/ Jifan Gao
Jifan Gao Attorney-in-fact

II-5

TRINA SOLAR LIMITED

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered
23.1	Consent of Deloitte Touche Tohmatsu, Independent Auditors
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Trina Solar Limited (Registration No. 333-139144) initially filed with the Securities and Exchange Commission on December 6, 2006)